Exhibit 99.1

                                   [UPG logo]

COMPANY CONTACTS:                               INVESTOR RELATIONS:
Universal Power Group, Inc                      Lambert, Edwards & Associates
469-892-1122                                    616-233-0500
Mimi Tan, SVP                                   Jeff Tryka, CFA or Karen Keller
TANM@UPGI.COM                                   JTRYKA@LAMBERT-EDWARDS.COM

            UNIVERSAL POWER GROUP REPORTS FIRST QUARTER 2011 EARNINGS

CARROLLTON, TEXAS -- MAY 11, 2011 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced results for the first quarter ended March 31, 2011.

For the first quarter, UPG reported net income of $402,677, or $0.08 per share, on net sales of $21.6 million, compared with net income of $505,709, or $0.10 per share, on net sales of $26.0 million in the first quarter of 2010.

"We made a number of significant accomplishments in the first quarter of 2011 to drive UPG's future growth and profitability," stated Ian Edmonds, UPG's President and Chief Executive Officer. "Sales to customers other than ADT showed solid growth, and our gross margins continued to improve over the prior year, even as our operating expenses remained flat. In April, we completed our acquisition of Progressive Technologies, Inc. (PTI), which we believe will further support our long-term growth initiatives."

FIRST QUARTER RESULTS
Net sales for the first quarter fell 17.1 percent, to $21.6 million, from $26.0 million in the first quarter of 2010. Net sales of batteries and related power accessories to customers excluding ADT Security Services (formerly Broadview Security) and its authorized dealers grew 12.4 percent, to $16.8 million in the first quarter of 2011, compared to $15.0 million for the first quarter of 2010. Net sales to ADT Security Services and its authorized dealers in the first quarter of 2011 were $4.7 million, a decrease of 57.1 percent from $11.0 million in the same quarter of 2010. This decline was due to the integration of Broadview Security, which was acquired by Tyco International in May 2010, and merged into ADT Security Services. The Company continues to work closely with ADT Security Services and its authorized dealers to maintain the level of quality and service they have come to expect from UPG, while supporting their current business. In addition, UPG remains focused on growing sales of batteries and related power accessories.

Gross profit was slightly lower, at $4.3 million in the quarter compared, with $4.4 million in the first quarter of 2010. An increase in sales of higher-margin product lines combined with ongoing efforts to reduce cost and increase efficiency resulted in gross margins of 20.0 percent for the first quarter of 2011, compared to 17.0 percent for the first quarter of 2010. Operating expenses remained relatively flat at $3.5 million in the first quarter of 2011, although as a percent of sales operating expenses increased due to the lower sales levels.

For the quarter, UPG reported a 19.5 percent decrease in operating income, to $0.8 million, and a 20.9 percent decrease in pre-tax income to $0.6 million. This compares to operating income of $1.0 million and pre-tax income of $0.8 million in the first quarter of 2010. The decreased profitability was primarily the result of lower sales levels. On the bottom line, UPG reported net income of $0.4 million, or $0.08 per share, compared to net income of $0.5 million, or $0.10 per share in the prior year's quarter.

BALANCE SHEET AND FINANCIAL POSITION
At March 31, 2011 inventory decreased by $1.6 million, to $31.3 million, from $32.9 million at Dec. 31, 2010, due primarily to a sell down of inventory of certain products impacted by peak demand in early 2011. Accounts receivable decreased to $8.4 million, from $10.2 million at the end of 2010, while accounts payable increased by $1.1 million, to $8.7 million during the period. The decrease in accounts receivable was the result of the lower sales levels in the first quarter.

For the first three months of 2011, UPG generated net cash from operating activities of $4.9 million, compared to net cash from operating activities of $0.5 million during the same period in 2010. The increase in operating cash flow for 2011 reflects decreases in accounts receivable and inventory, as well as increases in accounts payable and accrued liabilities, which were offset by a slight decrease in net income. Total working capital increased to $21.3 million at the end of the first quarter, from $20.9 million at the end of 2010, due primarily to repayments on the Company's line of credit. UPG ended the quarter with $120,000 in cash and cash equivalents, down from $215,000 at the end of 2010. The outstanding balance on UPG's line of credit decreased to $11.4 million, compared to $16.3 million at the end of 2010, reflecting the increased cash generated by operations over the period.

ACQUISITION
On April 20, 2011 UPG completed the acquisition of Progressive Technologies, Inc. (PTI), a North Carolina company that designs and assembles custom battery products for specialized OEMs in the medical, technology, government and military markets. The acquisition provides UPG with expanded capabilities in the assembly of lithium ion battery packs, enabling the Company to serve the fast-growing medical and technology markets. The total purchase price of $3.3 million included $1.9 million in cash, $1.0 million in notes payable to PTI, and the assumption of $0.4 million in notes payable to third parties. PTI's expertise in lithium-ion battery packs among other chemistries, further enhances UPG's product and service offerings. In addition, PTI's products will strengthen the Company's position in the medical field and other market segments.

Edmonds concluded: "Despite the lower revenues and net income for the quarter, we made progress towards our long-term goals of diversifying our revenue stream and reinforcing our foundation for future profitability. With the addition of PTI, we plan to take advantage of new opportunities to grow that business and expand our combined presence into new, fast-growing medical and technology markets. While we still face some headwinds from the soft economic recovery and weak consumer confidence, we see opportunities to grow our business organically
- as we provide the products, quality and service our customers expect - and through acquisitions like PTI. Fortunately, we are in a strong financial position that can support these efforts on an ongoing basis."

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Wednesday, May 11, 2011 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the quarter ended March 31, 2011.

Interested parties may access the conference call by dialing 1.866.761.0748, passcode 30296285. The conference call will also be broadcast live at WWW.UPGI.COM and through the Thomson StreetEvents Network. Individual investors can listen to the call at WWW.EARNINGS.COM, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (WWW.STREETEVENTS.COM), a password-protected event management site.

A replay of the conference call will be made available through May 18, 2011 by calling 1.888.286.8010, passcode 95566896, and an archived webcast will be available at WWW.UPGI.COM.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at WWW.UPGI.COM.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                                 MARCH 31,      DECEMBER 31,
                                                                                                   2011             2010
                                                                                               -------------    ------------
                                                                                                (UNAUDITED)
CURRENT ASSETS
   Cash and cash equivalents ...............................................................   $     120,333    $    215,375
   Accounts receivable:
   Trade, net of allowance for doubtful accounts of $702,138 (unaudited) and $656,989 ......       8,399,327      10,189,716
   Other ...................................................................................          47,257          25,607
   Inventories - finished goods, net of allowance for obsolescence of $1,335,647
      (unaudited) and $1,155,852 ...........................................................      31,337,371      32,893,837
   Current deferred tax asset ..............................................................       1,390,962       1,564,433
   Income tax receivable ...................................................................         511,291              --
   Prepaid expenses and other current assets ...............................................         946,967       1,237,047
                                                                                               -------------    ------------
      Total current assets .................................................................      42,753,508      46,126,015

PROPERTY AND EQUIPMENT
   Logistics and distribution systems ......................................................       1,834,125       1,834,124
   Machinery and equipment .................................................................         991,261         991,260
   Furniture and fixtures ..................................................................         467,632         467,632
   Leasehold improvements ..................................................................         387,620         408,128
   Vehicles ................................................................................         199,992         199,992
                                                                                               -------------    ------------
      Total property and equipment .........................................................       3,880,630       3,901,136
   Less accumulated depreciation and amortization ..........................................      (2,695,329)     (2,561,314)
                                                                                               -------------    ------------
      Net property and equipment ...........................................................       1,185,301       1,339,822

OTHER ASSETS ...............................................................................         127,851         127,018
NON-CURRENT DEFERRED TAX ASSET .............................................................          31,786          17,784
                                                                                               -------------    ------------
TOTAL ASSETS ...............................................................................   $  44,098,446    $ 47,610,639
                                                                                               =============    ============

                           UNIVERSAL POWER GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                 MARCH 31,      DECEMBER 31,
                                                                                                   2011             2010
                                                                                               -------------    ------------
                                                                                                (UNAUDITED)
CURRENT LIABILITIES
   Line of credit ..........................................................................   $  11,360,802    $ 16,323,528
   Accounts payable ........................................................................       8,704,507       7,559,445
   Income taxes payable ....................................................................              --          25,588
   Accrued liabilities .....................................................................         563,623         456,418
   Current portion of settlement accrual ...................................................         716,822         733,540
   Current portion of capital lease and note obligations ...................................          26,131          25,906
   Current portion of deferred rent ........................................................          33,661          52,672
                                                                                               -------------    ------------
      Total current liabilities ............................................................      21,405,546      25,177,097

LONG-TERM LIABILITIES
   Settlement accrual, less current portion ................................................          60,566         241,490
   Capital lease and note obligations, less current portion ................................          18,564          25,183
                                                                                               -------------    ------------
      Total long-term liabilities ..........................................................          79,130         266,673
                                                                                               -------------    ------------

TOTAL LIABILITIES ..........................................................................      21,484,676      25,443,770

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares authorized, 5,020,000 shares
      issued and outstanding ...............................................................          50,200          50,200
   Additional paid-in capital ..............................................................      16,091,051      16,075,771
   Retained earnings .......................................................................       6,607,804       6,205,127
   Accumulated other comprehensive loss ....................................................        (135,285)       (164,229)
                                                                                               -------------    ------------
      Total shareholders' equity ...........................................................      22,613,770      22,166,869
                                                                                               -------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .................................................   $  44,098,446    $ 47,610,639
                                                                                               =============    ============

                           UNIVERSAL POWER GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------
                                                     2011              2010
                                                 -------------    -------------
Net sales ....................................   $  21,586,641    $  26,034,805
Cost of sales ................................      17,278,190       21,601,838
                                                 -------------    -------------
Gross profit .................................       4,308,451        4,432,967
Operating expenses ...........................       3,535,684        3,473,275
                                                 -------------    -------------
Operating income .............................         772,767          959,692

Interest expense .............................        (141,062)        (161,360)
                                                 -------------    -------------
Income before provision for income taxes .....         631,705          798,332
Provision for income taxes ...................        (229,028)        (292,623)
                                                 -------------    -------------
Net income ...................................   $     402,677    $     505,709
                                                 =============    =============
Net income per share
   Basic .....................................   $        0.08    $        0.10
                                                 =============    =============
   Diluted ...................................   $        0.08    $        0.10
                                                 =============    =============
Weighted average shares outstanding
   Basic .....................................       5,020,000        5,000,000
                                                 =============    =============
   Diluted ...................................       5,046,381        5,017,740
                                                 =============    =============

                           UNIVERSAL POWER GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                THREE MONTHS ENDED MARCH 31,
                                                                                               -----------------------------
                                                                                                   2011             2010
                                                                                               -------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income .................................................................................   $     402,677    $    505,709
Items not requiring (providing) cash:
   Depreciation and amortization ...........................................................         154,521         192,193
   Provision for bad debts .................................................................          45,000          83,531
   Provision for obsolete inventory ........................................................         180,000         210,000
   Deferred income taxes ...................................................................         159,469         109,440
   Gain on disposal of property ............................................................              --          (2,000)
   Stock-based compensation ................................................................          15,280          15,805
Changes in operating assets and liabilities
   Accounts receivable - trade .............................................................       1,745,389         706,190
   Accounts receivable - other .............................................................         (21,650)           (981)
   Inventories .............................................................................       1,376,466       1,916,596
   Income tax receivable/payable ...........................................................        (536,879)         30,430
   Prepaid expenses and other current assets ...............................................         289,247         (44,353)
   Accounts payable ........................................................................       1,145,062      (3,423,445)
   Accrued liabilities .....................................................................         136,149         427,733
   Settlement accrual ......................................................................        (197,642)       (234,179)
   Deferred rent ...........................................................................         (19,011)        (22,967)
                                                                                               -------------    ------------
Net cash provided  by operating activities .................................................       4,874,078         469,702

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment .....................................................              --         (19,826)
   Proceeds from sales of equipment ........................................................              --           2,000
                                                                                               -------------    ------------
Net cash used in investing activities ......................................................              --         (17,826)

CASH FLOWS FROM FINANCING ACTIVITIES

   Net activity on line of credit ..........................................................      (4,962,726)      2,038,290
   Payments on capital lease and note obligations ..........................................          (6,394)        (20,638)
                                                                                               -------------    ------------
Net cash provided by (used in) financing activities ........................................      (4,969,120)      2,017,652

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .......................................         (95,042)      2,469,528
Cash and cash equivalents at beginning of period ...........................................         215,375       2,059,475
                                                                                               -------------    ------------
Cash and cash equivalents at end of period .................................................   $     120,333    $  4,529,003
                                                                                               =============    ============
SUPPLEMENTAL DISCLOSURES
Income taxes paid ..........................................................................   $     617,460    $    150,110
                                                                                               =============    ============
Interest paid ..............................................................................   $     106,363    $     15,627
                                                                                               =============    ============